UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2020

HIGHWATER ETHANOL, LLC
(Exact name of registrant as specified in its charter)

Minnesota	333-137482	20-4798531
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

24500 US HWY 14, PO Box 96, Lamberton, MN 56152
(Address of principal executive offices)

(507) 752-6160
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement

    On September 26, 2013, Highwater Ethanol, LLC (the "Company") entered into a series of related definitive agreements with Butamax Advanced Biofuels, LLC ("Butamax") which included an Easement for Construction and Process Demonstration Agreement, an Equipment Lease Agreement, a Technology License Agreement, a Technology Demonstration Risk Reduction Agreement and a Security Agreement pursuant to which Butamax installed and leased its corn oil separation system and licensed to the Company its proprietary, patent-protected corn oil separation technology.

On December 3, 2020, the Company and Butamax entered into a Termination and Asset Purchase Agreement (the "Purchase Agreement"). Pursuant to the Purchase Agreement, Butamax agreed to (i) sell the corn oil separation system to the Company; and (ii) amend the Technology License Agreement to provide for a license of its corn oil separation technology to remain in effect until expiration of the patents unless earlier terminated in accordance with the terms of the Technology License Agreement. In exchange for the purchase of the corn oil separation system and the license, the Company paid a one-time fee to Butamax.

The Purchase Agreement also provided for the termination of the Easement for Construction and Process Demonstration Agreement, the Equipment Lease Agreement, the Technology Demonstration Risk Reduction Agreement and the Security Agreement as of December 3, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHWATER ETHANOL, LLC

Date: December 9, 2020	/s/ Brian Kletscher
Brian Kletscher, Chief Executive Officer